EXHIBIT 10.20

AGREEMENT FOR PURCHASE AND SALE OF ASSETS

            THIS AGREEMENT, made this 26th day of April, 1996, between FIRST SPORTS CAPITAL ASSOCIATES, LTD., INC., hereinafter referred to as Seller, and Robert Sacco and Carmine Dell Aquila "Seller's Shareholder's", and GOLDEN BEAR GOLF CENTERS, INC., or its permitted assigns, hereinafter referred to as "Buyer."

WITNESSETH

            WHEREAS, Seller owns and operates a golf driving range located in Tom's River New Jersey as hereinafter described; and

            WHEREAS, Seller wishes to sell, and Buyer wishes to buy, under the terms and conditions herein, all of the assets of Seller and Seller's business, except as specifically excluded by this Agreement:

            NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties agree as follows:

    1. PROPERTY SUBJECT TO SALE. As of the closing date, Seller shall sell to Buyer and Buyer shall buy from Seller for the purchase price hereinafter provided, the following described business and personal property:

         (a) All of the assets of that certain business operated by Seller at 1348 Fisher Boulevard known as the Tom's River Driving Range (hereinafter sometimes called the "Business"), including but not limited to all customer lists and records owned or maintained by Seller; all supplier and distribution rights; all contract rights and benefits arising from contracts, licenses and agreements to which Seller is a party and which relate to the business; designs, logos and business marks; the post office address, telephone number and goodwill of the Business. Set forth on Schedule 1 attached hereto, is a list of all material contracts regarding the operation of the Business, which contracts shall be assigned to Buyer and assumed by Buyer (the "Contracts") at closing.

         (b) The Corporation's rights in such leases of personal property identified on Schedule 2, as are necessary to the operation of the Business, subject to Buyer's assumption of said leases pursuant to Paragraph 4.

         (c) All of the golf range equipment, office equipment, furniture, fixtures, maintenance equipment, miscellaneous supplies, leasehold improvements and signs owned by Seller wherever situated, including, but not limited to, those assets listed on Exhibit "A" attached and incorporated herein. The assets listed on Exhibit "B" attached and incorporated herein, shall not be purchased by Buyer.

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         (d) All of Seller's permits and other licenses necessary or incident to the operation of the Businesses which are identified on Schedule 3. Such permits and licenses shall be assigned to Buyer at Closing.

    2. PROPERTY EXCLUDED FROM SALE. The sale contemplated by this Agreement shall not include the following property:

         (a) Any cash of the Seller, any books and records of the Seller (except copies of such books and records that deal with work in process, and records of work done on which there are no guarantees, shall be delivered to Buyer), and Seller's accounts receivable. Seller agrees that it shall maintain and preserve its books and records for a period of two years after the closing date and shall allow Buyer the right to inspect and audit such books and records at Buyer's cost and expense.

         (b) The Assets listed on Exhibit "B" attached and incorporated herein, which shall include Seller's pro shop inventory.

    3. PURCHASE PRICE.

    (a) DETERMINATION OF PURCHASE PRICE. The Purchase Price to be paid for the Asset's by Buyer shall be ONE MILLION NINE HUNDRED THOUSAND DOLLARS ($1,900,000.00), which Purchase Price shall be payable as follows:

         1. FIVE HUNDRED THOUSAND DOLLARS ($500,000) payable in cash or certified funds on the Closing Date.

         2. The balance of the Purchase Price of ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($1,400,000.00) shall be evidenced by a Promissory Note in the Form attached hereto as Exhibit "C", to be executed and delivered to Seller by Buyer at closing. The note will be guaranteed by Purchaser's affiliated company Golden Bear International, Inc. or GBI's successor in interest.

    (b) ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as follows:


          Equipment             $12,000.

          Buildings and
          Improvements          $1,888,000

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    (c) PRORATIONS. A proration shall be made at closing, for tangible personal property taxes, all insurance (if transferable) at Buyer's option, customer deposits, and service and maintenance agreements (if transferable) at Buyer's option. Seller agrees that if Purchaser honors any prepaid lessons or passes or other prepaid items, Seller will reimburse Purchaser upon demand for the amount of such items. If the assessed value or rate of tax with respect thereto shall not have been determined for the year of closing prior to the closing date, the value and rate shall be based on the amount thereof for the prior year. All prepaid deposits shall either be assigned to Buyer with a credit to Seller or Buyer shall arrange for the return of Seller's deposit to be replaced by a deposit by Buyer. Purchaser agrees to use its best efforts to have the guaranty of Seller's principal regarding utilities extinguished, including the posting of a substitute deposit. The parties hereto shall make adjustments between themselves at a later date for any change in tax rates or valuations for the year of closing. Seller shall, at closing, deliver to Buyer, checks made payable to Seller's employees in an amount equal to the accrued vacation pay, accrued bonuses or sick bonuses, if any, for said employees which shall then be distributed.

    4. ASSUMPTION OF LIABILITIES, LEASES, AGREEMENTS AND CHARGEBACKS. Buyer shall assume none of the liabilities, leases or agreements of Seller nor of the business sold hereunder except as provided on Exhibit "D", attached and incorporated herein. Seller shall pay all liabilities promptly when due.

    5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller and Buyer have entered into an Agreement dated as of April 26, 1996 (the "Agreement"), which Agreement sets forth certain representations and warranties of Seller and Seller's principals. The representations and warranties set forth in the Agreement, and the limitations thereon set forth in Section 14 of the Agreement, are hereby incorporated herein and made a part hereof, all of which are true on the date hereof, will continue to be true on each day until and including the closing and as provided in the Agreement, shall survive the closing of the transactions contemplated hereby for a period of twelve (12) months. In addition, Seller makes the following representations and warranties, all of which are true on the date hereof, will continue to be true on each day until and including the closing and, shall survive the closing of the transactions contemplated hereby for a period of twelve (12) months:

         (a) CONDITION OF ASSETS. The Assets are being sold "AS IS." Seller will not remove or cause to be removed any such furnishings, fixtures or equipment without the written consent of Buyer. The furnishings, fixtures and equipment located on the business premises as of the date hereof are those furnishings, fixtures and equipment normally used in the business in the normal course of business. Seller has not removed or caused to have been removed any furnishings,

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fixtures or equipment normally used in the conduct of the business unless Buyer as been informed in writing of such removal.

         (b) ORGANIZATION; GOOD STANDING; AUTHORITY RELATIVE TO THIS AGREEMENT. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate powers to own its properties and carry on its business as and where its business is now conducted. Seller's stockholders and Board of Directors, as required by New Jersey law, have approved this Agreement and this Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms.

         (c) NO MATERIAL ADVERSE CHANGE. The Financial Statements attached to the Agreement are true and correct and reflect in all material respects the operations of the Business. Since December 31, 1995, there has been no material adverse change in the financial condition of the business, nor any other material adverse change in the condition of the Business.

         (d) OTHER AGREEMENTS. All material Contracts relating to the operation of the business are set forth on Schedule 1, and Seller is not a party to any agreement of any kind or form, written or oral, that relates to any of the assets transferred hereunder beyond the date of closing. Neither the execution nor delivery of this Agreement by Seller nor its performance by Seller will result in the breach of any term or provision of, or constitute a default under, or permit acceleration of, any indenture, mortgage, note, loan agreement, deed of trust, or other agreement to which the Seller is a party, or by which the Seller is bound.

         (e) SUBSIDIARIES. Seller has no subsidiaries.

         (f) TAX RETURNS AND PAYMENTS. The Seller has duly filed all Federal, state and local tax returns and reports required to be filed and has duly paid or established adequate reserves for the proper payment of all taxes and other governmental charges upon it or its properties, assets, income, franchises, licenses or sales. Neither the Department of Revenue of the State of New Jersey nor the Internal Revenue Service, nor any other governmental agency has audited or requested to audit and settle any tax returns of the Seller for any fiscal year of the Seller. All monies required to be withheld by the Seller from employees for income taxes, social security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purposes, or accrued, reserved against, and entered upon the books of the Seller.

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         (g) INSURANCE. All insurable properties of the Seller are insured for its benefit, in amounts and against such risks as deemed adequate by Seller's management, under valid and enforceable policies issued by insurers of recognized responsibility.

         (h) BONUSES TO EMPLOYEES. Seller has not accrued a bonus for any employee or independent contractor which contract is to be assumed by Buyer. Except as listed on Exhibit "F", no incentive bonuses are paid and there is no accrued vacation or sick time payable to Seller's employees except as listed on Exhibit "G".

    6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby makes the following representations and warranties to the Seller, all of which shall be true at the closing and shall survive the closing of the transactions contemplated hereby:

         (a) ORGANIZATION; GOOD STANDING. The Buyer shall be a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all requisite corporate power to own, operate and lease its properties and assets and to enter into and perform its obligations hereunder. At the closing, the Buyer will be qualified to do business and will be in good standing in the State of New Jersey.

         (b) LITIGATION. There shall be no suit, action or litigation, administrative, arbitration or other proceeding or governmental investigation pending or, to the knowledge of the officers of the Buyer, threatened which might, severally or in the aggregate, materially and adversely affect the financial condition or prospects of the Buyer or the Buyer's ability to perform its obligations under this Agreement.

         (c) AUTHORITY. The Buyer shall have taken prior to closing all necessary corporate action to approve this Agreement and the performance of its obligations hereunder.

         (d) COMPLIANCE WITH INSTRUMENTS, CONSENTS, ADVERSE AGREEMENTS. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of the Articles of Incorporation or Bylaws of the Buyer or any material agreement, mortgage, indenture, license, permit lease or other instrument, judgment, decree, order, law or regulation by which the Buyer shall be bound. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or other persons or entities on the part of the Buyer shall be required or shall be unfulfilled in connection with the

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execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. The Buyer shall not be a party to or subject to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects or, so far as the Buyer may foresee, may in the future materially and adversely affect the business operations, prospects, properties, assets or condition, financial or otherwise, of the Buyer.

    7. COVENANTS OF SELLER.

         (a) CONVEYANCE. Conveyance of assets hereunder shall be by a Warranty Bill of Sale, executed by Seller, in the form attached hereto as Exhibit H, conveying all right, title and interest in the assets conveyed, free of any encumbrances, liens or charges of any kind.

         (b) DISCHARGE OF ENCUMBRANCES. Except as expressly assumed by Buyer on Exhibit "E", Seller will arrange for the release of all encumbrances, liens, or charges of any kind affecting the Assets transferred hereunder such that all such encumbrances, liens or charges shall be released at or prior to closing. This includes, without limitation, performance of all acts and execution and filing of all documents necessary to release any and all security agreements, as defined by both applicable common law and the Uniform Commercial Code, that affect in any way the ownership, use or possession of any of the assets, properties or rights transferred hereunder.

         (c) CONTINUED OPERATIONS. Subject to the terms of the Interim Management Agreement, Seller shall remain in possession and operate the business in its customary manner until the closing date. The Seller will maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted, and will maintain insurance upon all of its properties and, with respect to the conduct of its business, in such amounts and of such kinds comparable to that in effect on the date of this Agreement. The Seller will maintain its books, accounts and records in the usual manner on a basis consistent with prior years.

         (d) ACCESS TO PROPERTIES, ETC. Subject to the provisions of Section 5
(a) of the Agreement, Seller will give to the Buyer and to Buyer's counsel, accountants, investment advisors and other representatives full access during normal business hours to all of the properties, books, tax records, contracts, commitments and records of the Seller and will furnish to Buyer all such documents and information with respect to Seller's affairs as Buyer may from time to time reasonably request. Seller specifically consents to granting Buyer's representatives the right to sample sales and use tax compliance and excise tax compliance, and, if deemed

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warranted by Buyer's representatives after such sampling, Seller shall request an audit by the respective taxing authority prior to the closing.

         (e) CERTAIN PROHIBITED TRANSACTIONS. Except with the prior written consent to Buyer, Seller shall not enter into any contract to merge or consolidate with or sell its assets, except in the ordinary course of business, or change the nature or character of its business.

         (f) ENCUMBRANCES OF ASSETS. Seller will not, directly or indirectly, encumber any of its assets except in the ordinary course of business.


    8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are subject to the fulfillment, at the option of Seller, at or prior to the date of the closing of each of the following conditions:

         (a) The representations and warranties of the Buyer herein contained shall be true on and as of the date of closing with the same force and effect as though made on and as of said date, except as affected by transactions contemplated hereby.

         (b) Buyer shall have performed all of its obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by the Buyer prior to the date of closing.

         (c) Seller shall have received a certificate by Buyer, executed by the President or any Vice President of the Buyer, dated the date of closing, in form and substance satisfactory to Seller's counsel, certifying as to the fulfillment of the matters mentioned in Paragraphs 8(a) and (b).

         (d) Buyer's counsel shall have delivered to Seller an opinion, dated the date of the closing, in form and substance satisfactory to Seller's counsel, to the effect:
                         (1)  Buyer (a) is a corporation duly organized,
validly existing and in good standing under the laws of the State of Florida, and (b) has all requisite corporate power and authority to own, operate and lease its property and assets.

                         (2)  The Buyer has corporate power and authority
to execute and perform this Agreement, and has taken all action required by law, its

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Articles of Incorporation, bylaws or otherwise to authorize the execution, delivery and performance by the Buyer of this Agreement, and to consummate the acquisition contemplated hereby, and this Agreement has been duly executed and delivered by Buyer and, assuming due execution of this Agreement by Seller, are valid and binding instruments of the Buyer.

         (e) No suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which might materially and adversely affect the value of the assets and business of the Seller.

     9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. All obligations of the Buyer under this Agreement are subject to the fulfillment, at the option of the Buyer, at or prior to the date of the closing, of each of the following conditions:

         (a) The representations and warranties of the Seller herein contained shall be true on and as of the date of the closing with the same force and effect as though made on and as of said date, except as affected by transactions contemplated hereby.

         (b) Seller shall have performed all of its obligations and agreements and complied with all of its covenants and conditions contained in this Agreement to be performed and complied with by Seller prior to the date of closing.

         (c) There shall not have been (1) any material adverse change in the financial condition or in the operations, business, properties or assets of Seller from that shown on its "operating reports dated December 31, 1995 until the date of the Interim Management Agreement , or (2) any material damage, destruction or loss to any of the properties or assets of the Seller, whether or not covered by insurance, which has adversely affected or impaired or which does or may adversely affect or impair the ability of Seller to conduct its business, or (3) any demand for union election, picketing or demand for good faith negotiations for a collective bargaining agreement. (or any event or condition of any character which has adversely affected or which does or may adversely affect or impair the business of Seller).

         (d) Buyer shall have received a certificate of the Seller, executed by the President of the Seller, dated the date of the closing, in form and substance satisfactory to counsel for the Buyer, certifying as to the fulfillment of the matters mentioned in Paragraphs 9(a), (b) and (c).

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

         (e) Counsel for Seller shall have delivered to Buyer an opinion, dated the date of the closing, in form and substance satisfactory to counsel for Buyer, to the following effect:

                         (1)  Seller (a) is a corporation duly organized,
validly existing and in good standing under the laws of the State of New Jersey, and (b) has all requisite corporate power and authority to own its properties and assets and to carry on its business as now being conducted.

                         (2)  Seller has all requisite corporate power to
execute and perform this Agreement.

                         (3)  The execution, delivery and performance by
the Seller of this Agreement (a) has been duly authorized by all necessary corporate and stockholder action on the part of the Seller, (b) does not violate the Articles of Incorporation or bylaws of the Seller, and (c) to the best of its knowledge, as of the Closing Date, will not result in a breach in, or constitute a default under, any indenture, agreement or other instrument to which the Seller is a party or by which the Seller or any of its properties or assets is bound.

                         (4)  This Agreement has been duly executed and
delivered by the Seller and, assuming due execution by Buyer, the Agreement constitutes a valid and binding instrument of the Seller.

                         (5) Seller has the complete and unrestricted power to transfer, convey and deliver to Buyer all of the assets purchased hereunder.

                         (6)  They are not aware of any action, suit,
proceeding or inquiry at law or in equity or by or before any federal, state or local governmental instrumentality or other agency now pending or threatened against or affecting the Seller, or any property or rights of Seller other than Seller's suit with Seller's landlord described in the Agreement.

                         (7)  To the best of their knowledge,  without
independent investigation, the Seller is not in default with respect to any judgment, writ, injunction or decree of any court or governmental agency, and the Seller is not in default in the performance, observance or fulfillment of any material obligation, covenant or agreement by which it is bound or by which any of its assets is affected.

                              In giving such opinion such counsel may rely,
as to matters of fact, upon certificates of officers of the Seller, and certificates of good standing and other certificates of governmental agencies.

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         (f) No suit, action or other proceeding shall be pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereunder or which might materially and adversely affect the value of the assets and business of the Seller.

         (g) The parties shall have entered into the Sublease contemplated by the Agreement and Buyer shall have received the estoppel certificate from the owner of the real property in the form attached hereto as Exhibit I.

         (h) Buyer or Buyer's representative shall have completed the compliance check for sales and use taxes and excise taxes and, if applicable, the appropriate taxing authority shall have completed its audit, and any taxes resulting from such audit shall have been paid.

    10. RISK OF LOSS. Until the closing, the Seller shall bear the entire risk of loss to the assets sold hereunder.

    11. CLOSING. The consummation of the transactions referred to in this Agreement shall occur on the Closing Date (the "Closing Date") which, provided all conditions precedent to closing shall have been materially satisfied on or before such date, shall be within ten (10) business days from the date that Seller notifies Buyer that all conditions precedent have been satisfied. Notwithstanding anything herein to the contrary, if the Closing has not occurred on or before August 1, 1996, other than by reason of default of Seller, or default of Buyer, either party shall have the right to terminate this Agreement by providing notice to the other party, whereon this Agreement shall become null and void and of no further force or effect. The closing contemplated by this Agreement shall take place at a location to be agreed to by Seller and Buyer.

    12. INSTRUMENTS AND OTHER ITEMS TO BE DELIVERED AT CLOSING. At the closing:

         (a) Seller shall deliver to Buyer:

                         (1)  Warranty Bill of Sale as to the Assets.

                         (2)  UCC-3 releases or estoppel letters agreeing to
provide UCC-3 releases after payment in full from the security interests in Seller's assets.

                         (3)  Current certificates of good standing from the
Secretary of State, State of New Jersey.

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                         (4)  Certificate of the Seller required by Paragraph
9(d) hereof.

                         (5)  Certified copy of resolutions of the Board of
Directors and Seller's Shareholders approving the execution, delivery and performance of this Agreement and designating the officer or officers authorized to carry out the terms hereof.

                         (6)  Opinion of counsel for Seller required by
Paragraph 9(e) hereunder.
                         (7)  Assignments Assumptions of all Contracts and
Licenses necessary or incident to the operation of the Business.

          (b)            Buyer shall deliver to Seller:

                         (1)  Current certificate of good standing from the
Secretary of State, State of Florida.

                         (2)  Certificate of the Buyer required by Paragraph
8(c) hereof.

                         (3)  Certified copy of resolutions of the Board of
Directors and Shareholders of Buyer approving the execution, delivery and performance of this Agreement and designating the officer or officers authorized to carry out the terms hereof.

                         (4)  Opinion of counsel for Buyer required by
Paragraph 8(d) hereof.

                         (5)  Cash or cashier's check for the purchase price.

                         (6)  The Promissory Note and Guarantee required
by paragraph 3(a)2.

     13. ACCOUNTS RECEIVABLE, ETC. At closing, Seller shall provide Buyer with a list of those accounts receivable of the Seller (hereinafter referred to as "Seller's receivables") which were generated prior to closing and are retained by Seller. Buyer agrees, for a twelve (12) month period, to collect Seller's receivables, for the benefit of Seller. Buyer shall retain for its collection efforts an amount equal to its actual cost of collections. Buyer is not assuming any collection liability for Seller's receivables, but is merely agreeing to collect same for the benefit of Seller. Buyer shall not be obligated to take any affirmative action concerning the collection of the receivables other than

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transferring the amount collected to Seller. Seller shall be allowed access to
Buyer's books and records to review the collection activities.

    14. INDEMNIFICATION OF BUYER .

         (a) Seller and Seller's Shareholders, jointly and severally, each shall indemnify and hold harmless Buyer against and in respect of:

                         (1)  All liabilities and obligations of, or claims
against, the Seller, not expressly assumed hereby by Buyer.

                         (2)  All damages, loss, cost or expense of Buyer
resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in, or omission from, any certificate, or other instrument furnished or to be furnished by Seller or Seller's Shareholders to Buyer under this Agreement occurring within twelve (12) months from the closing of the transaction.

                         (3)  All federal, state and local taxes applicable to
the transaction contemplated hereby, if any.

                         (4)  All actions, suits, proceedings, demands,
assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing.

         (b) Seller and Seller's Shareholders, jointly and severally, shall reimburse Buyer on demand for any payment made by Buyer at any time after the closing in respect of any liability, obligation, or claim to which the foregoing indemnity relates. Should any claim covered by the foregoing indemnity be asserted against Buyer, Buyer shall notify Seller promptly and give Seller an opportunity to defend the same, and Buyer shall extend reasonable cooperation to Seller or Seller's Shareholders in connection with such defense. In the event Seller or Shareholder fails to defend the same within a reasonable time as determined by Buyer, Buyer shall be entitled to assume the defense thereof, and Seller and Seller's Shareholders, jointly and severally, shall be liable to repay Buyer for all of its expenses reasonably incurred in connection with the defense (including reasonable attorneys' fees and settlement payments).

         (c) Buyer shall have the right to set off any payments due Buyer hereunder against any obligations owed by Buyer to Seller or Seller's Shareholders, including, but not limited to, the payments due under the Promissory Note.

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    15. INDEMNIFICATION OF SELLER.

        (a) Buyer indemnify and hold harmless Seller against and in respect of:

                         (1)  All liabilities and obligations of, or claims
assumed hereby by Buyer.

                         (2)  All damages, loss, cost or expense of Seller
resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Buer under this Agreement or from any misrepresentation in, or omission from, any certificate, or other instrument furnished or to be furnished by Buyer under this Agreement.

                         (3) All federal, state and local taxes applicable to
the transaction contemplated hereby, if any.

                         (4) All actions, suits, proceedings, demands,
assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing.

         (b) Buyer, shall reimburse Seller on demand for any payment made by Seller at any time after the closing in respect of any liability, obligation, or claim to which the foregoing indemnity relates. Should any claim covered by the foregoing indemnity be asserted against Seller, Seller shall notify Buyer promptly and give Buyer an opportunity to defend the same, and Seller shall extend reasonable cooperation to Buyer in connection with such defense. In the event Buyer fails to defend the same within a reasonable time as determined by Seller, Seller shall be entitled to assume the defense thereof, and Buyer, shall be liable to repay Seller for all of its expenses reasonably incurred in connection with the defense (including reasonable attorneys' fees and settlement payments).

    16. BROKERS. Each party represents to the other that it has dealt with no broker in connection with this transaction, and that each party agrees to indemnify and hold the other party harmless from any and all commissions claimed by any other broker or third party by virtue of this transaction.

    17. WAIVERS AND NOTICES. Any failure by any party to this Agreement to comply with any of its obligations, agreements or covenants hereunder may be waived by the Seller or Seller's Shareholder in the case of a default by the Buyer and by the Buyer in the case of a default by the Seller. All waivers under this Agreement and all notices, consents, demands, requests, approvals and other communications which are
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required or may be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed certified first class mail, postage prepaid, return receipt requested.

               (a)              If to the Seller:


               First Sports Capital Associates, Ltd., Inc.

               1 Waterview Drive

               Port Jefferson, New York



               with copies to:


                         Stuart J. Stein, P.C.
                         Attorney at Law
                         400 Garden City Plaza
                         Garden City, New York 11530

               (b)  If to the Buyer:

                         Golden Bear Golf Centers, Inc,
                         11780 U.S. Highway One
                         North Palm Beach, Florida 33408
                         Attn: Gary R. Rosmarin, President


               with a copy to:


                         Oren S. Tasini, Esq.
                         Suite 300
                         11780 U.S. Highway One
                         North Palm Beach, Florida 33408


or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder.

         18. COVENANT NOT TO COMPETE. For a period of three (3) years from the closing date, Seller and Seller's Shareholders shall not, directly or indirectly, within the Restricted Area, as defined below, own, manage, operate, or control, or be employed by or participate in, either directly or indirectly, or be connected in any manner whatsoever with the ownership, management, operation or control of any business in competition with the Business. Nothing herein shall be construed as prohibiting Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Seller and Seller's Shareholders.

             Seller and Seller's Shareholders acknowledge that their breach or threatened or attempted breach of any provision of this Paragraph 18 would cause irreparable harm to the Buyer, is not compensable in money damages, and Buyer shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction in a decree for specific performance of the terms of this Paragraph 18, without being required to prove damages or furnish any land or other security. In the event any provision of this Paragraph 18 is determined to be invalid by any court or any other entity of competent jurisdiction, the provisions of this Paragraph 18 shall be deemed to have been amended and the parties hereto agree to execute all documents necessary to evidence such amendment, so as to eliminate or modify any such invalid provisions so as to carry out the intent of Paragraph 18 as far as possible and to render the terms of this Paragraph 18 enforceable in all respects as so modified. The covenant not to compete shall survive the Closing.

             For purposes of this Paragraph 18, "Restricted Area" shall mean a ten (10) mile radius from the business.

         19. COVENANTS OF CONFIDENTIALITY. The Seller and Seller's Shareholders will not disclose to any person or entity or use for their own benefit, whether or not for monetary gain, any proprietary and confidential information related to the business, including, without limitation, know-how, business procedures and methods, marketing and business plans, financial contacts, financial data and customer or patient-related information, whether or not such information would be protectible as trade secrets, without the Buyer's specific prior written permission.

         20. DEFAULT. Upon a default by either Buyer or Seller, the parties shall have all rights and remedies available at law or in equity, including a suit for specific performance.

         21. SALES TAX. Seller, shall prior to closing, provide Buyer with evidence that all sales taxes have been paid by Seller and a certificate from the State of New Jersey absolving Buyer of any liability for sales tax.

         22. BENEFIT. This Agreement shall bind the parties hereto, their successors and assigns.

         23. CONSTRUCTION. This Agreement is being delivered and is intended to be performed in the State of New Jersey and shall be construed and enforced in accordance with the laws of that state.

         24. WAIVER OF BREACH. Any waiver by the parties of a breach of any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by said party.

         25. MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and may not be changed except by written document executed by all of the parties hereto.

         26. ASSIGNMENT. This Agreement shall not be assignable by either party without prior written consent of the other party, except, however, Buyer may assign this Agreement to a company affiliated with Buyer without the further consent of Seller, provided that the assignee assume Buyer's obligations under the Promissory Note.

         27. PARAGRAPH HEADINGS. Paragraph headings as used herein are for convenience only and shall not be construed as limiting this Agreement or any of its several paragraphs to the provisions described by such paragraph headings.

         28. SEVERABILITY. Each paragraph, provision, sentence and part thereof of this Agreement shall be deemed construed as limiting this Agreement or any of its several paragraphs to the provisions described by such paragraph headings.

         29. ATTORNEYS' FEES. In the event either party breaches this Agreement and such breach results in litigation, the prevailing party shall have the right to recover all costs of such litigation before, during, and after trial and all appeals to include a reasonable attorneys' fee through all such trials and appeals.

         30. ESCROW AGREEMENT. The Escrow Agent receiving funds or equivalent is authorized and agrees by acceptance of them to deposit them promptly, hold same in escrow and, subject to clearance, disburse them in accordance with terms and conditions of Contract. Failure of clearance of funds shall not excuse Buyer's performance. If in doubt as to Escrow Agent's duties or until a judgment of a court of competent jurisdiction shall determine the rights of the parties or Escrow Agent may deposit with the clerk of the circuit court having jurisdiction of the dispute. Upon notifying all parties concerned of such action, all liability on the part of Escrow Agent shall fully terminate, except to the extent of accounting for any items previously out of escrow. Any suit between Buyer and Seller where Escrow Agent is made a party because of acting as Escrow Agent hereunder, or in any suit wherein Escrow Agent interpleads the subject matter of the escrow, Escrow Agent shall recover reasonable attorneys' fees and costs incurred with the fees and costs to be charged and assessed as court costs in favor of the prevailing party. Parties agree that Escrow Agent shall not be liable to any party or person for misdelivery to Buyer or Seller of items subject to this escrow, unless such misdelivery is due to willful breach of Contract or gross negligence of Escrow Agent.

         31. EXPENSES. Except as provided in Section 30 above, regardless of whether the transactions contemplated by this Agreement shall be consummated, each party shall pay its own expenses incident to preparing for, entering into and carrying into effect this Agreement and the transactions contemplated hereby.

         32. TERMINATION. This Agreement may be terminated by written notice given as provided herein on or prior to the Closing as follows, and in no other manner:

             (a) By mutual consent of the parties;

             (b) By Buyer or Seller, if, at or before the closing, any condition precedent set forth herein for the benefit of Buyer or Seller, respectively, shall not have been timely met;

             (c) By either party if the closing shall not have occurred on or before September 1, 1996, or such later date as may have been agreed upon in writing by the parties; or

             (d) By Buyer or Seller, respectively, if, at the closing, any representation or warranty made herein for the benefit of Buyer or Seller, respectively, or in any Certificate, Schedule, Exhibit or document furnished to Buyer or Seller, respectively, pursuant to this Agreement is untrue in any material respect, or Seller or Buyer, respectively, shall have defaulted in any material respect in the performance of any obligation set forth in this Agreement.

         33. SURVIVE CLOSING. The representations, and warranties set forth in section 14 of the Agreement and in this Agreement shall survive the Closing for a period of twelve (12) months and the obligations set forth in Sections 13, 14, 15 and 18 may be enforced after the Closing and said enforcement shall not be estopped by the Closing of this Agreement. All other representations and warranties shall not survive the closing.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:  FIRST SPORTS CAPITAL DEVELOPMENT, LTD., INC.

WITNESSES:


- ---------------------------     By:______________________________

- ---------------------------

BUYER:


WITNESSES:


- ---------------------------     By:______________________________

- ---------------------------





SELLING SHAREHOLDERS:

WITNESSES:


- ---------------------------


- ---------------------------


- ---------------------------


- ---------------------------

                                RIDER TO SUBLEASE

             FIRST SPORTS CAPITAL DEVELOPMENT ASSOCIATES, LTD., INC.
                                      WITH
                         GOLDEN BEAR GOLF CENTERS, INC.


R.1. OPTION TO EXTEND TERM

         A. Provided TENANT is not then in default in any of its obligations under this Sublease, TENANT may extend the term of this Sublease for two (two) consecutive periods of five (5) years each (the "Option Terms") under the following conditions:

                  1. LANDLORD shall have received written notice from TENANT of its election to exercise either option at least 6 months prior to the end of the then current term of this Sublease. Such notice shall constitute the binding obligation of TENANT.

                  2. The Basic Annual Rent during the Option Term or Terms shall be as set forth in Exhibit "A" and all required payments of additional rent shall remain in effect.

                  3. Except as herein stated, all of the terms and conditions of the Sublease shall remain in effect during the Option Term or Terms except that at the end of the second Option Term there shall be no further option.

         B.       NOTICE OF EXPIRATION OF OPTION

                  Notwithstanding anything to the contrary above stated, the time in which TENANT may exercise any option to extend shall not be deemed to have expired until expiration of fifteen (15) days' notice from LANDLORD that the current term is due to expire and that the option must be exercised or waived.


R.2.     SUBLEASE PROVISIONS

         A. PRIME LEASES:

         This lease is a sublease, LANDLORD hereunder being the prime tenant under the following two prime leases (the "Prime Leases"):

         Lease dated March 12, 1994 between Laurie R. Applegate and Ann S. Applegate as Landlords and First Sports Capital Development Associates, Ltd. as Tenant, a Short Form of which lease was recorded in the office of the clerk of Ocean County on July 26, 1994 at Deed Book 5183 Page 0948

         Lease dated March 12, 1994 between Toms River Skateboard Park, Inc. as Landlord and First Sports Capital Development
         Associates, Ltd. as Tenant, a Short Form of which lease was recorded in the office of the clerk of Ocean County on July 26, 1994 at Deed Book 5183 Page 0946

         Both Prime Leases having been amended by Amendment to Leases dated March 12, 1994

         Both Prime Leases having been further amended by Lease Amendment dated July 7, 1994.

         The above described leases, as amended, are referred to in this Sublease as the "Prime Leases".

         B. PARTIES INITIALLING COPY OF PRIME LEASES

         LANDLORD represents that the copy of the Leases and amendments thereto comprising the Prime Leases, which copies are being initialled by the parties at the time of the signing of this Sublease, are true and accurate copies of the originals thereof. TENANT acknowledges that it has received the copy of the Prime Lease documents and is familiar with the term thereof.

         C. In the event of any default by LANDLORD under either of the Prime Leases, TENANT may pay rent directly to Prime Landlord or otherwise cure the default under the Prime Lease or Leases and LANDLORD shall promptly reimburse TENANT for all such payments. In the event reimbursement is not made within ninety (90) days then TENANT may set off the amounts paid to Prime Landlords against the next rental payments due hereunder. LANDLORD shall give immediate notice of any claim of default under the Prime Leases, or either of them, to Tenant. LANDLORD shall use its best efforts to cause Prime Landlords to undertake to give notice and right to cure to Tenant of any alleged default under the Prime Leases, or either of them.


R.3. REAL ESTATE TAXES AND IMPOSITIONS

         A. TENANT TO PAY REAL ESTATE TAXES

         TENANT shall pay to LANDLORD as and for additional rent all real estate taxes, assessments (including but not limited to all assessments for public improvements or benefits, whether or not commenced or completed within the term of this Sublease) and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or during the term of this Sublease may have been or may be assessed, levied, imposed upon, or grow or become due or payable out of or in respect of, or become a lien on, the Premises or any part thereof or any appurtenance thereto and any tax or other levy upon or measured by the use, occupancy or rents from the Premises other than LANDLORD's income tax (hereinafter referred to as "Real Estate Taxes").

         B. APPORTIONMENT

         Prepaid or unpaid Real Estate Taxes as of the commencement date of this Sublease and as of the last day of the term of this Sublease shall be apportioned. LANDLORD shall use its best efforts to have the Premises separately assessed by local taxing authorities. Until such time, if at all, that the Premises are separately assessed, TENANT shall pay 93.6% of the Real Estate Taxes on the tax lot of which the Premises form a part. Such amount shall be paid to LANDLORD immediately upon request which request shall include a copy of the relevant tax bill or bills and LANDLORD shall thereafter promptly pay the Real Estate Tax then due for the entire lot of which the Premises are a part. Following receipt by LANDLORD of a receipt of payment of real estate taxes from the local receiver of taxes, LANDLORD shall promptly furnish a copy thereof the TENANT.


R.4. UTILITIES

         TENANT shall furnish, at its own expense, all utilities of every type and nature required by it in its use of the Premises and shall pay or cause to be paid, when due, all bills for water, sewerage, heat, gas, electricity and other utilities, if any, used on, in connection with, or chargeable against the Premises until the termination of this Sublease. In the event LANDLORD is charged for any utility provided to or used in connection with the Premises after the Commencement Date, TENANT shall immediately pay to LANDLORD the amount thereof. Notwithstanding the foregoing, TENANT shall utilize the existing sewerage lines pursuant to article R.7 (A) and (C).


R.5. INDEMNITY AND INSURANCE

         A. INDEMNITY

         TENANT shall at all times, including any time prior to the Commencement Date should TENANT have access to the Premises prior thereto, indemnify LANDLORD for, defend LANDLORD against, and save LANDLORD harmless from, any liability, loss, cost, injury, damage or other expense whatsoever that may occur or be claimed by or with respect to any person(s) or property on or about the Premises and resulting directly or indirectly from the use, misuse, occupancy, possession or unoccupancy of the Premises by TENANT or any concessionaires, subtenants or other persons claiming through or under TENANT, or their respective agents, employees, licensees, invitees, guests or other such persons, or from the condition of the Premises. TENANT shall, at its cost and expense, defend against any and all such actions, claims and demands and shall indemnify LANDLORD for all costs, expenses and liabilities it may incur in connection therewith. LANDLORD shall not in any event whatsoever be liable for any injury or damage to the Premises or to the TENANT or to any concessionaires, subtenants or other persons claiming through or under TENANT, or their respective agents, employees, licensees, invitees, guests or other such persons or to any property of such persons unless caused by the acts or omissions of LANDLORD or any of its agents or employees. TENANT shall not make any claim or demand upon or institute any action against the LANDLORD as a result of such injury or damage.

         B. GENERAL LIABILITY INSURANCE

         TENANT, at its cost and expense, prior to having access to the Premises, even if such access be prior to the Commencement Date, shall obtain and maintain in force throughout the term of this Sublease, comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Premises, with limits of not less than TWO MILLION ($2,000,000.00) DOLLARS per occurrence. Any such insurance obtained and maintained by TENANT shall name both LANDLORD and TENANT as the insured parties therein and shall be obtained and maintained from and with a reputable and financially sound insurance company(ies) reasonably acceptable to LANDLORD, authorized to issue such insurance in the State of New Jersey. All rights of subrogation against LANDLORD under such policy or policies shall be waived. The policies of insurance required hereunder shall contain an agreement by the insurer that it will not cancel or modify such policy except after fifteen (15) days prior written notice by LANDLORD by certified mail, return receipt requested. Not less than fifteen (15) days prior to the expiration of any such insurance policy, TENANT shall deliver to LANDLORD a certificate evidencing the replacement or renewal thereof.

         C. POLICIES OR CERTIFICATES DELIVERED TO LANDLORD

         TENANT shall furnish LANDLORD with duplicate original(s) or original certificate(s) of all insurance to be maintained by it under this Sublease, including renewal and replacement policies, together with written evidence that the premiums therefor have been paid. The insurance may be blanket policies covering other locations operated by TENANT, its affiliates or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this ARTICLE. Subject to the provisions of this Sublease, TENANT shall comply with the requirements of any Mortgages relating to the insurance and to the proceeds of insurance maintained and required to be maintained by TENANT pursuant to the provisions of this ARTICLE.

         D. WORKER'S COMPENSATION AND OTHER INSURANCE

         The TENANT shall, throughout the term of this Sublease, at its own cost and expense, obtain and maintain in full force and effect and in the name of LANDLORD,and TENANT

                  (1) "ALL RISK" casualty insurance covering all improvements on the Premises at 100% replacement value.

                  (2) Worker's Compensation insurance subject to statutory limits or better in respect of any work or other operations on or about the Premises.

                  (3) Such other insurance with respect to the Leased Premises and in such amounts as LANDLORD from time to time may reasonably request against such other insurable hazards which at the time in question are commonly insured against in the case of property similar to the Premises including plate glass insurance.

                  (4) During the performance of any construction, broad form Builder's All Risk insurance.

                  (5) Business interruption insurance in an amount equivalent to not less than on year's basic rent plus additional rent.

         E. CERTAIN TERMS OF INSURANCE

            All insurance to be obtained by TENANT shall:

                  (1) Be obtained from and maintained with reputable and financially sound insurance company(ies) reasonably acceptable to LANDLORD, authorized to issue such insurance in the State of New Jersey.

                  (2)      Be reasonably satisfactory to LANDLORD.

                  (3) Provide that the proceeds of any loss shall be payable to LANDLORD, for the purposes set forth in this Sublease subject to the provisions of Section
                           R.6 hereof.

                  (4) Contain an agreement by the insurer that it will not cancel or modify such policy except after thirty (30) days' prior written notice to LANDLORD and any Mortgagees by certified mail, return receipt requested.

                  (5) Provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of LANDLORD or TENANT which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss.

                  (6) Name, as additional insured parties, LANDLORD and such other parties having an insurance interest at LANDLORD may designate.

         F. RENEWALS OF INSURANCE-COPIES OR CERTIFICATES OF INSURANCE

            Not less than fifteen (15) days prior to the expiration of any such insurance policy, TENANT shall deliver to LANDLORD a certificate evidencing the replacement or renewal thereof. TENANT shall furnish LANDLORD and any Mortgagees with duplicate original(s) or original certificate(s) together with true copy(ies) of all such insurance policies, including renewal and replacement policy(ies), together with written evidence that the premiums therefor have been paid.

         G. WAIVER OF SUBROGATION

         All insurance policies on the Premises maintained by LANDLORD and TENANT shall waive the rights of subrogation as against the other.


R.6. RESTORATION

         A.  DUTY TO RESTORE, APPLICATION OF INSURANCE PROCEEDS

         If any portion of the building or improvements now existing or hereafter erected on the Premises, whether owned by LANDLORD or TENANT is damaged or destroyed by fire or other casualty TENANT shall restore the building and/or improvements and the insurance proceeds shall be held by LANDLORD or LANDLORD's mortgagee to be applied for reimbursement to TENANT of the cost of TENANT's restoration of the Premises.

         B. NO ABATEMENT IN RENT

         The obligation to pay the Basic Annual Rent and Additional Rent as set forth herein and to otherwise perform TENANT's obligations hereunder shall continue unabated by reason of such damage or destruction; that is, there shall be no abatement or diminution of Basic Annual Rent or release from any of TENANT's obligations hereunder by reason of such damage or destruction regardless of the period of time, if any, during which the Premises or any part thereof remain untenantable, any Laws to the contrary notwithstanding.

         C. DAMAGE DURING LAST FIVE YEARS OF TERM

         Notwithstanding anything above to the contrary, in the event of substantial damage to any building or improvement on the Premises during the last 5 years of the term of this Sublease, TENANT or LANDLORD may elect, by notice given to the other within 21 days of such damage, not to restore same and the insurance proceeds shall be the property of LANDLORD and this Sublease shall thereafter be deemed in all respects terminated. TENANT may exercise any option that it then has to extend the term of this Lease beyond five (5) years (if there is such a remaining option available). In the event of such option then the expiration shall be deemed the expiration of the option term rather than the current term.

         D. INSURANCE TRUSTEE

         Notwithstanding anything to the contrary contained in this Rider, in the event the amount of insurance proceeds exceeds $100,000.00, then the insurance proceeds shall be received by an insurance proceeds trustee to be agreed upon between the parties. If the parties cannot agree upon such trustee, then the trustee shall be a lending institution in Toms River, New Jersey, at which TENANT's operating account is maintained. The insurance trustee shall hold the funds and shall pay the funds to TENANT against presentation of receipted bills for restoration work done or, at TENANT's direction, shall pay the proceeds directly to the contractors or suppliers providing labor and materials in connection the restoration.

R.7. LICENSE TO USE COMMON AREAS, SEWERAGE

         A. LICENSE TO USE COMMON AREAS

         Provided TENANT is not in material default of any of its obligations under this Sublease, after any applicable grace or cure periods, TENANT, its employees and customers shall have the non-exclusive right to use the parking areas and driveways shown on Schedule "A" as The Common Areas and the Sewer pipes and systems servicing the Premises (together referred to as the "Common Areas").

         B. LANDLORD'S OBLIGATIONS REGARDING COMMON AREAS

         TENANT shall maintain the Common Areas in good working order and repair, with the land comprising the Common Area being free of accumulations of rubbish. TENANT shall not permit ice or snow to accumulate so as to interfere with the operation of other business of LANDLORD or adjoining property of LANDLORD serviced by the Common Areas at the Premises. TENANT shall further cause the lands comprising the Common Areas to be lighted during evening hours, in such manner as it deems appropriate.

         C.       PARTICIPATION IN COMMON AREA AND SEWERAGE COSTS

         (i) TENANT shall pay to LANDLORD its proportionate share of sewer and water costs on the first day of each month during the term hereof as reasonably estimated from time to time by LANDLORD based on actual purchase orders and service and maintenance contracts. In the event that, at the end of any fiscal year or half year accounting period of LANDLORD, the amount of TENANT's proportionate share of sewer and water costs is greater or lesser than the monthly estimated payments received, then the difference shall be paid or credited immediately upon completion of such accounting. For the avoidance of doubt, the costs of operating and maintaining the water and sewer systems shall include insurance, testing, permits, maintenance, service and repair. The cost of the water shall include hydrant flushing, actual water consumed and governmental testing and cost of permits, together with the cost of maintenance and repair. TENANT's proportionate share of sewer and water costs, at the outset of this Lease, shall be 44%, taking into consideration that there is only one other user of the sewer and water systems. In the event of any future construction at the Premises or at the property of LANDLORD adjoining the Premises or TENANT, then TENANT's proportionate share of sewer and water system charges shall be re-determined based on sewerage flows as determined by the applicable governmental authority.

         (ii) Simultaneously herewith TENANT is paying to LANDLORD, as a "tap-in fee" for the sewerage the sum of EIGHTY-SEVEN THOUSAND
FIVE HUNDRED 00/100 ($87,500.00) DOLLARS.

         (iii) LANDLORD shall maintain the sewer collection and pumping facility at the Premises in good condition and repair throughout the term of this Lease.


R.8. RIGHT TO ASSIGN

         TENANT may assign this Sublease to an affiliate or franchisee provided that such assignment:

         (i) shall not be effective until LANDLORD shall have received an executed and acknowledged counterpart of the assignment and assumption agreement in form reasonable satisfactory to it; and

         (ii) shall not be deemed to release TENANT from its obligation under this Sublease

         (iii) TENANT may further sublease or may assign this Lease to any other entity subject to LANDLORD's consent not to be unreasonably withheld. TENANT shall provide LANDLORD with such financial and biographical information regarding the proposed assignee or subtenant as LANDLORD may reasonably require. LANDLORD may condition its consent upon the posting of security deposits in LANDLORD's reasonable discretion. In the event of such sublease or assignment to a non-affiliated entity, all income received by reason of such sublease or assignment, in excess of that being paid by TENANT to LANDLORD, shall be divided between LANDLORD and TENANT and TENANT shall pay 50% thereof as additional rent to LANDLORD.


R.9.     COVENANT AGAINST LIENS

         If, because of any act or omission (or alleged act or omission) of TENANT or anyone claiming through TENANT, any mechanic's or other lien, or charge or for the payment of money or other encumbrance shall be filed against any portion of the Premises (whether or not such charge, order or encumbrance is valid or enforceable as such) TENANT shall, at its cost and expense, cause same to be discharged or bonded within thirty (30) days (or such shorter time as may be required under any Mortgage) after notice to TENANT of the filing or imposition thereof; and TENANT does hereby indemnify and hold LANDLORD harmless from all losses, damages, expenses, liabilities, suits, penalties, claims, and obligations, including, without limitation, reasonable attorneys' fees, resulting therefrom. All materialmen, contractors, artisans, mechanics, contractors, subcontractors and any other persons now or hereafter furnishing any services, materials, supplies or equipment to TENANT with respect to any portion of the Premises, are hereby charged with notice that they must look exclusively to TENANT to obtain payment for same. Notice is hereby given that the LANDLORD shall not be liable for any labor, services, materials or supplies furnished or to be furnished to the TENANT upon credit, and that no mechanic's or other lien for any such labor, services, materials, supplies or equipment shall attach to or affect the interest of the LANDLORD in and to the Premises.


R.10.  LANDLORD'S AND TENANT'S CERTIFICATES

           A. LANDLORD and TENANT shall, each without charge at any time and from time to time, within ten (10) days after request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any Superior Landlord, Mortgagee, assignee of any Mortgagee or purchaser, or any proposed Mortgagee, or proposed assignee or sub-tenant of TENANT or any other person, firm or corporation specified by LANDLORD or TENANT:

                  (1) That this Sublease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications).

                  (2) Whether or not there are then existing any breaches or defaults by the other party under any of the terms of this Sublease and specifying such breach or default or any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Sublease upon the part of the LANDLORD or TENANT, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken, if any, to remedy the same).

                  (3) The dates, if any, to which the Basic Annual Rent, additional rent and other charges under this Sublease have been paid in advance.


R.11. CHANGES AND ALTERATIONS BY TENANT

      A. TENANT, at its own cost and expense, may erect improvements on the Premises, including a miniature golf course, and shall have the right at any time and from time to time during the term of this Sublease to make other changes and alterations to the Premises. (All of the foregoing are hereinafter collectively called "TENANT CHANGES"), subject, however, IN ALL CASES, to the following:

                  (1) LANDLORD's prior written consent shall be required in each instance of any TENANT's Changes involving the structure or exterior of the any building on the premises which consent shall not be unreasonably withheld or delayed.

                  (2) No TENANT Changes shall be undertaken until the TENANT shall have procured and paid for all required permits, certificates, notices and authorizations of all municipal departments and governmental subdivisions having jurisdiction; and, at TENANT's expense, the LANDLORD shall join in the application for such permits and authorizations whenever it is necessary provided LANDLORD incurs no cost or liability thereby and further provided that such application does not affect the use of LANDLORD'S adjoining property.

         B. If any TENANT Changes, other than the Initial Construction, involves an estimated cost in excess of ONE HUNDRED THOUSAND
($100,000.00) DOLLARS then

                           (i) Such change shall only be done under the supervision of a licensed architect or engineer selected by TENANT and reasonably satisfactory to LANDLORD and shall be made in accordance with

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



                           detailed plans and specifications (the "PLANS AND SPECIFICATIONS") and cost estimates prepared by such architect or engineer and approved in writing by the LANDLORD which approval LANDLORD agrees not to unreasonably withhold or delay.

                           (ii) Prior to the commencement of such TENANT Change the total cost for such TENANT Changes shall be placed in escrow in an account at a federally insured lending institution which account shall require the signature of a designated representative of both LANDLORD and TENANT for withdrawal. Withdrawals shall be permitted against percentage of work completed as certified by the aforementioned architect or engineer.

                           (iii) Any TENANT Changes shall be made promptly, prosecuted diligently to completion and complete in a good workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and all laws and in accordance with the orders, rules and regulations of the Board of the Fire Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Premises.

                           (iv) In lieu of the escrow account described above, LANDLORD shall accept a payment and performance bond in the amount of the cost of the improvements, as certified by the above mentioned architect or engineer, which bond shall be issued by an insurance company licensed to do business in the State of New Jersey and reasonably satisfactory to LANDLORD which bond shall be in a form satisfactory to LANDLORD and which shall permit LANDLORD to elect to have the Premises completed or demolished.

                           (v) In the alternative, in lieu of the provisions of paragraphs (iii) through (iv) TENANT may guaranty payment for all labor and materials in connection with the work to be done and completion of all such work PROVIDED that TENANT, if other than Golden Bear Golf Centers, Inc., shall have a net worth, according to a certified statement prepared by outside certified public accountants in an amount of not less than TWENTY FIVE MILLION ($25,000,000.00) DOLLARS.


R.12. CONDEMNATION

         A. In the event that at any time during the term of this

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



Sublease, title to the whole or materially all of the Premises shall be taken by the exercise of the right of condemnation or eminent domain or by agreement between the LANDLORD and those authorized to exercise such right, this Sublease shall terminate and expire on the date of such taking (herein called the "Taking Date") and the rent provided to be paid by the TENANT shall be apportioned and paid to the Taking Date.

         B. If a portion of the Premises is taken such that it would be impossible to conduct the TENANT's business or if all reasonable means of ingress and egress to and from the Premises are permanently eliminated by reason of such a taking then, in any of such events this Sublease shall terminate on the date the condemning authority acquires possession of the Premises or eliminates ingress or egress.

         C. In the event of any taking of a portion of the Premises and if this Sublease shall not terminate as provided herein, then this Sublease shall continue unaffected and there shall be no abatement in the Basic Annual Rent, or Additional Rents due hereunder.

         D. In the event of any taking as above described, LANDLORD shall be entitled to all awards, damages, consequential damages and compensation for such taking, including the value of the leasehold, EXCEPT THAT TENANT shall be solely entitled to any award made and designated as being for loss of income to TENANT or other loss to TENANT by reason of the cessation of its business or any award made for the value of improvements owned by TENANT taking into consideration the balance of the term of this Sublease.


R.13. IMPROVEMENTS ON THE PREMISES; NO WASTE

         A. TENANT shall maintain all improvements on the Premises, whether owned by TENANT, LANDLORD, or otherwise, in good condition and repair throughout the entire term of this Sublease and at the expiration of this Sublease such improvements shall become the property of LANDLORD.

         B. TENANT shall not permit waste to occur at the Premises or to the improvements thereon.


R.15. MISCELLANEOUS PROVISIONS

          A. Neither a failure by the LANDLORD to exercise any of its options hereunder, nor failure to enforce its rights or seek its remedies upon any default, nor the acceptance by the LANDLORD of any rent accruing before or after any default, shall effect or constitute a waiver of the LANDLORD's right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default. The remedies provided in this Sublease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which the LANDLORD may be entitled either at law or in equity.

         B. Any notice, exercise of option or election, communication, request or other document or demand required or permitted under this Sublease shall be in writing and shall be given to LANDLORD or TENANT by first class certified or registered mail, return receipt requested, or by overnight carrier service such as Federal Express, Purolator Courier, (etc).

                  (1)   to the LANDLORD as follows:

                        FIRST SPORTS CAPITAL DEVELOPMENT
                        ASSOCIATES, LTD., INC.
                        c/o Carmine Dell Aquila
                        1 Waterview Drive
                        Port Jefferson, New York 11777

                        with copy by regular mail and "FAX" to:

                        STUART J. STEIN, P.C.
                        400 Garden City Plaza
                        Garden City, New York 11530
                        Attn: Stuart J. Stein, Esq.
                        Fax No. 516-742-7848

                  (2)   to the TENANT as follows:

                        GOLDEN BEAR GOLF CENTERS, INC.
                        11780 U. S. Highway 1
                        North Palm Beach, Florida 33408


                        with copy by regular mail and "FAX" to:

                        FLEMING, HAILE, SHAW & GUNDLACH, P.A.
                        440 Royal Palm Way
                        Palm Beach, Florida 33480
                        Attn: David M. Shaw, Esq.
                        Fax No. 407-833-5604

         Either party may, from to time, change the address at which such written notices, exercise of options or elections, communications, requests, or other documents or demands are to be mailed, by giving the other party(ies) written notice of such changed address, pursuant to the terms hereinabove set forth. At LANDLORD's option, which may be exercised at any time hereafter, TENANT shall send copies of any and all said notices and other communications designated by LANDLORD, to any Mortgagees and

Superior Lessors designated by LANDLORD.

         C. If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

         D. This Sublease sets forth all the promises, inducements, agreements, conditions and understandings between LANDLORD and TENANT relative to the Premises, and there are no promises, agreements, conditions or understandings, either oral or written, express or implied between them, other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Sublease shall be binding upon LANDLORD or TENANT, unless reduced to writing and signed by the party(ies) to be charged therewith.

         E. The captions of the several Sections and Subsections of this Sublease are not a part of the context hereof and shall be ignored in construing this Sublease. They are intended only as aids in locating various provisions hereof.

         F. Except as may be expressly otherwise provided herein, the terms, covenants and conditions hereof shall insure to the benefit of and shall be binding upon LANDLORD and TENANT and their successors and assigns.

         G. TENANT shall obtain and deliver to LANDLORD, with reasonable promptness, such information respecting the operation of the Premises or the financial condition and affairs of TENANT and of any guarantors, as LANDLORD may from time to time reasonably request.

         H. Each of LANDLORD and TENANT warrant and represent to the other that it has dealt with no broker in connection with this transaction and has had no conversations or dealings with any broker. Each of LANDLORD and TENANT, respectively ("Indemnitor"), hereby indemnifies the other ("Indemnitee") against any claims of any broker by reason of said broker having had a conversations or dealing with the Indemnitor in connection with this transaction and agrees to reimburse the Indemnitee for any damages the Indemnitee might sustain by reason of such claims including Indemnitee's cost of defending any action in connection therewith and reasonable legal fees of the Indemnitee in connection therewith.

         I. Either party, at the request of the other, at any time, shall execute and acknowledge a Short Form Lease for recording prepared by Counsel to requesting party in form reasonably acceptable to counsel to the other.

         J. All sums due from TENANT to LANDLORD under this Sublease, other than the Basic Rent, shall be due as and for additional rent and the failure to pay same shall entitle the LANDLORD to the same remedies it has as if there were a default in the payment of the Basic Rent.

R.16. MODIFICATION TO PARAGRAPH 12 OF LEASE FORM

         Paragraph 12 of the lease form to which this rider is attached is amended to add the following at the end thereof:

                  "This provision shall not apply to Common Areas for which LANDLORD has maintenance obligations as set forth in Section
                  R.7 of the Rider hereto."

R.17. NON-DISTURBANCE AGREEMENT

         Paragraph 14 of the lease from to which this rider as attached is amended to add the following at the end thereof:

                  "This lease shall only be subordinate to such mortgage or mortgages provided the holder thereof shall have provided TENANT with an agreement providing that, in the event of any default by LANDLORD as mortgagor, such Mortgagee will not disturb the Tenancy herein granted provided TENANT attorns to Mortgagee."

R.18. In the event of any discrepancy between the parties the prevailing party shall be entitled to recover Court costs and attorneys' fees from the non-prevailing party.

R.19. Either party at the request of the other shall execute a short form of this Lease and acknowledge same in form for recording.

R.20. Included in the Premises herein subleased is all right of LANDLORD in connection with a Cross-Easement Agreement affecting the Premises and effecting Block 442, Lot 40, on the Tax Map of Ocean County. TENANT shall have the non-exclusive benefits and burdens of said Cross-Easement Agreement.

R.21. Notwithstanding anything to the contrary contained herein, TENANT shall have thirty (30) days to cure any non-monetary default. TENANT shall have additional time to cure such non-monetary default provided TENANT promptly commences and diligently proceeds with such cure. Notwithstanding anything to the contrary herein, TENANT may cease operating and provided all other obligations of TENANT under the Lease are complied with, such cessation shall not be a default hereunder.

R.22. TENANT shall have the right to obtain bona fide leasehold financing provided that in no event shall LANDLORD have any obligations or liabilities in connection therewith nor shall such leasehold financing constitute a lien on the LANDLORD's leasehold interest. LANDLORD shall cooperate with the reasonable requirements of TENANT's lender in connection therewith provided that it incurs no expense or liability and further provided that LANDLORD is not required to diminish its remedies nor incur any prospective economic harm.

                                  SCHEDULE "B"

                                PAYMENT SCHEDULE

             FIRST SPORTS CAPITAL DEVELOPMENT ASSOCIATES, LTD., INC.
                                      WITH
                         GOLDEN BEAR GOLF CENTERS, INC.


         TENANT shall pay to LANDLORD, as BASIC ANNUAL RENT as herein set forth.

         For the first year of the term hereof period ("First Lease Year") the Basic Annual Rent shall be TWO HUNDRED FORTY THOUSAND AND 00/100 ($240,000.00) Dollars, due and payable in equal monthly installments on the first day of each month during said First Lease Year in the amount of TWENTY THOUSAND AND 00/100 ($20,000.00).

         Commencing on the first day of each of the two succeeding lease years, (that is, from May 1, 1997 and May 1 of each succeeding year) the Basic Annual Rent shall be the greater of:

         A. The Basic Annual Rent for the immediately preceding Lease year multiplied by 104%; or

         B. The Basic Annual Rent for the immediately preceding lease year plus the "CPI Increase" during the immediately preceding lease year.

         Commencing on the first day of the fourth lease year the Basic Annual Rent shall be the sum of $252,000 increased by the greater of 4% or the "CPI Increase" during the first lease year, which Basic Annual Rent as calculated shall be further increased by the greater of 4% or the CPI Increase during the second lease year; which Basic Annual Rent as calculated shall be further increased by the greater of 4% or the CPI Increase during the third lease year.

         Commencing on the first day of the fifth lease year and for each lease year thereafter, the Basic Rent Annual Rent shall be the Basic Annual Rent for the immediately preceding lease year increased by the greater of 4% or the "CPI Increase" during the immediately preceding lease year.

         The Basic Annual Rent for each succeeding lease year shall be due and payable in equal monthly installments on the first day of each month during such year.

         The term Consumer Price Index, as used herein shall mean the Consumer Price Index for All Urban Consumers, (1982-84=100) All Items, U.S. City Average, unadjusted as published by the United States Department of Labor, Bureau of Labor Statistics. In the event the Consumer Price Index is no longer made available, then such other index as is then substituted therefor in the real estate industry in the New York-New Jersey area shall be deemed substituted for the Consumer Price Index.

         The "CPI Increase" as used herein shall be calculated as follows. The Consumer Price Index for the month in which the immediately preceding lease year commenced (the "Base Index") shall be subtracted from the Consumer Price Index for the month in which the current lease year commenced (the "Current Index"). The difference between the Current Index and the Base Index shall be divided by the Base Index to obtain the percentage increase in the Consumer Price Index. The Basic Annual Rent for the immediately preceding lease year shall be multiplied by the percentage increase in the Consumer Price Index and the result shall be the "CPI Increase".

         In the event the Index is not published in time for the computation to be made at the beginning of any lease year, the computation shall be made as soon as the Index is available and any increase in rent shall be adjusted as of the first day of the respective lease year. Failure of Landlord to invoice Tenant for any annual increase shall not be a waiver thereof.

         By way of example, if the Basic Annual Rent for the immediately preceding lease year is $21,000, the Base Index is 153.5, and the Current index is 157.5, then the difference between the Base Index and Current Index, namely:
4, is divided by 153.5 and the quotient is 2.6. This is the percentage increase in the Consumer Price Index. This percentage increase in the Consumer Price Index, 2.6%, is multiplied by the Basic Annual Rent for the immediately preceding year, $21,000 and the result, $546.00 is the CPI Increase. This increase is added to the Basic Annual Rent for the immediately preceding year, $21,000 to determine the Basic Annual Rent for the then current year, $21,546.00.


                                       2